                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A NO. 2

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                  May 30, 1996
                       --------------------------------
                                 Date of Report
                       (Date of Earliest Event Reported)


                                  TOPRO, INC.
                    ----------------------------------------
             (Exact name of Registrant as specified in its charter)

           Colorado                                          84-1042227
-------------------------------                     ----------------------------
(State or other jurisdiction of                     I.R.S. Employer I. D. Number
 incorporation or organization)


2525 West Evans Avenue, Denver, Colorado                                80219
----------------------------------------                              ----------
(Address of principal executive offices)                              (zip code)

Registrant's telephone number, including area code:  (303) 935-1221
                                                     --------------



ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.


         On May 30, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, acquired all the outstanding capital stock of Visioneering Holding Corporation ("Vision") an independent control systems integrator located in Cypress, California. Vision's core business parallels that of the Registrant's, with emphasis on some different/additional markets and a generally more technically sophisticated product offering in the food and pharmaceutical industries. Vision is focused on the following vertical markets: food processing, pharmaceutical, and discrete manufacturing. Vision's operations are carried out through two subsidiaries Vision Engineering, Inc. and Vision Fabrication, Inc. and Vision has no assets or operations and only holds the stock of the two entities. In accordance with an Agreement and Plan of merger closed on May 30, 1996, the Registrant agreed to acquire all of the outstanding capital stock of Vision in exchange for a maximum of 1,600,000 restricted shares of the Registrant's Common Stock, all of which have been escrowed, to be released to the shareholders of Vision upon completion of an audit of the December 31, 1995 financial statements and a subsequent review of the April 30, 1996 financial statements and acceptance of proposed adjustments, if any. On October 8, 1996 the Topro Board of Directors finalized and approved the maximum consideration based on the completed audit and reviewed financial statements of Vision. Based on the completed reviewed and audited financial information the Registrant and Vision agreed to issue 200,000 shares of the Registrant's common stock, and option to purchase 900,000 shares of common stock. The options had excercise prices of $2.25 to $2.75 per share with exercise dates from April 1997 to January 1999. Additionally, 100,000 shares of the Registrants common stock will be issued if Vision generates at least $500,000 EBITDA during the first two quarters of the Registrant's 1997 fiscal year. In addition, to the acquisition the Registrant guaranteed the bank debt of Vision Engineering Inc. to Garfield Bank of Montebello, CA in the amount of $1,165,161.



         Vision corporate headquarters operates from a modern 31,000 square foot facility in Cypress, CA and has satellite engineering and sales offices in: Sacramento, CA (6,700 sq ft), Phoenix, AZ(5,900 sq ft), Atlanta, GA (4,300 sq ft), and Chicago, IL(3,900 sq ft), from which it serves certain accounts. Vision also has sales offices in Boston and San Juan, Puerto Rico. Vision staff currently numbers 95, with over 85 engineers and sales personnel and 10 corporate personnel. The Registrant intends to continue the business of Vision, having effected the transaction in order to establish a market presence for its Control Systems Integration operations in the regions served by Vision. The Atlanta office of Vision will be merged into the Registrant's Atlanta offices of MDCS, Inc. The Phoenix office of Vision will transfer reporting functions to the Registrant's Denver offices.



         In connection with the Merger, the past President of Vision, Mr. Michael Taylor entered into an employment agreement with the Registrant for an initial term of 6 months. In addition to the employment agreement, a 24 month consulting agreement was entered into commencing six months after the date of the employment agreement. Mr. Taylor will also become a director of the Registrant. Kathleen Taylor, the past secretary and Vice President of Technical Support, entered into an employment agreement for an initial term of five months. In addition to the employment agreement, a 24 month consulting agreement was entered into commencing five months after the date of the employment agreement. In October 1996 both consulting agreements were amended to grant each individual options of 150,000 shares of the Registrant's common stock at $2.25 (market) exercisable for a term of 10 years.


         Prior to this transaction, there was no material relationship between Vision and the Registrant or any of its affiliates, any director or officer of the registrant, or any associate of such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Audited financial statements of Vision for the 12 months ending December 31, 1995 and 1994.

         (b) This form is filed to fulfill the financial statement requirements concerning the acquisition of Vision, a wholly owned subsidiary, accounted for as a purchase method.

Vision's previous fiscal year end was December 31. The pro forma balance sheet sets forth the unaudited balance sheet as of April 30, 1996 accounting for review adjustments and the income statements set forth the unaudited interim results for the nine months ending March 31, 1996. The pro forma income statements have been restated to reflect the 9 months of operation of Vision for the periods ending March 31, 1996. The unaudited pro forma income statement is for the period ending June 30, 1995 and has been restated to reflect the 12 months of operations of Vision. The combined pro forma income statement was consolidated to show the cumulative effect of the acquisitions of MDCS, Inc., ACT, Inc. and Visioneering Holding Corporation. The March 31, 1995 statement of operations of ACT, Inc. reflects 12 months of operations recast for the expenses reported elsewhere in the 8K filings. The March 31, 1996 pro forma balance sheet reflects the consolidated position of the Registrant, MDCS, Inc., ACT, Inc., and Visioneering Holding Corporation.


         (c)      Exhibits.  The following exhibit was previously filed:

                  2.1      Agreement and Plan of Merger dated May 17, 1996.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Topro, Inc.

Date: January 20, 1997                               By:  /s/ John Jenkins
      ----------------                                  ------------------------
                                                        John P. Jenkins
                                                        President and CEO

                                  TOPRO, INC.

                  NOTES TO THE PRO FORMA FINANCIAL INFORMATION


         On May 30, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, acquired all the outstanding capital stock of Visioneering Holding Corporation ("Vision") an independent control systems integrator located in Cypress, California. The Registrant agreed to acquire all of the outstanding capital stock of Vision, in exchange for a maximum of 1,600,000 restricted shares of the Registrant's Common Stock which shares were escrowed at closing, to be released to the shareholders of Vision upon review of the April 30, 1996 balance sheet of Vision and acceptance of proposed adjustments if any. On October 8, 1996, the Board of Directors Finalized and approved the final consideration of 200,000 shares of the Registrant's common stock, 900,000 options, and 100,000 shares contingent on future earnings of Vision. The pro forma projections utilized the actual consideration of common stock and warrants issued of the Registrant.



         The March 31, 1996 pro forma income statement of Vision, has been restated. Interest expense of $67,500 was adjusted to reflect the issuance of the subsequent $1,000,000 9% Convertible Debenture in June 1996. Goodwill amortization of $137,000 for the period was recorded. Additionally deferred note costs of $6,900 were amortized to reflect the costs associated with the convertible debenture issued. Additional depreciation expense and amortization of software costs were included in the March 31, 1996 statement of operations for the period. The June 30, 1995 pro forma income statement was adjusted to reflect the respective adjustments described above for the period then ended.



         The accompanying condensed combined pro forma balance sheet presents the financial position of the Registrant as if the merger between the Registrant and Vision had occurred on March 31, 1996. The pro forma balance sheet was prepared utilizing the April 30, 1996 balance sheet of Vision reflecting auditor adjustments for the review financial statements. The pro forma statement of operations combined the statements of operations of the Registrant for the years ended June 30, 1995 and interim period ending March 31, 1996. The Vision financial statements were recast to reflect nine months of operations for the period ending March 31, 1996. The combined consolidated income statement for the period ending June 30, 1995 reflects the recast operating results of Vision for the twelve months ending June, 30, 1995. The March 31, 1996 Topro, Inc. consolidated income statements reflects the 3 months of operation of Advanced Control Technology, Inc. Additionally, 6 months of operations for Advanced Control Technology, Inc. ending 12/31/96 was included to reflect 9 months of operations ended March 31, 1996 for the acquisition of ACT included in previous 8-K filings. The combined consolidated income statements for June 30, 1995 and March 31, 1996 reflect the combined acquisitions of MDCS, Inc (pooling of interest), Advanced Control Technology, Inc. (purchase method), and Visioneering Holding Corporation (purchase method) for the respective periods.


         These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the periods indicated. The pro forma condensed combined financial statements should be read in conjunction with the audited historical financial statements of Vision and notes thereto of the Registrant's financial statements included in it annual report on Form 10-K and Vision included elsewhere in this 8-K.

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                  PURCHASE OF VISIONEERING HOLDING CORPORATION
                                  (UNAUDITED)


                                                                 TOPRO, INC.       VISIONEERING                        TOPRO, INC.
                                                                CONSOLIDATED       HOLDING CORP       PRO FORMA       CONSOLIDATED
                                                                  03/31/96          04/30/96           ADJUST           PRO FORMA
                                                                -------------------------------------------------------------------
                       ASSETS
CURRENT ASSETS:
         CASH                                                   $    359,408      $     11,120      $    435,000      $    805,528
         CASH - CERTIFICATE OF DEPOSIT                               350,000                                               350,000
         RECEIVABLES:
              TRADE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS        3,245,875         1,364,564                           4,610,439
              OTHER                                                  178,088            11,853                             189,941
              FIRE DAMAGE CLAIM                                       34,144            34,144
              COST AND ESTIMATED EARNINGS IN EXCESS OF
                  BILLINGS ON UNCOMPLETED CONTRACTS                1,853,357           283,587                           2,136,944
              INVENTORIES                                            151,346                 0                             151,346
              PREPAID EXPENSE                                        256,423            12,774                             269,197
              ASSETS OF DISCONTINUED OPERATIONS                      740,380           740,380
              PREPAID INCOME TAXES                                         0           152,529                             152,529
                                                                ------------------------------------------------------------------
                   TOTAL CURRENT ASSETS                            7,169,021         1,836,427           435,000         9,440,448

INVESTMENT                                                                 0                 0                 0

PROPERTY AND EQUIPMENT, AT COST:
         BUILDING AND LAND                                           850,000                 0                             850,000
         EQUIPMENT, FIXTURE & EQUIPMENT                            1,631,855         1,822,530        (1,115,616)        2,338,769
         VEHICLES                                                    272,782            43,530                             316,312
         LEASEHOLD IMPROVEMENTS                                      408,344           435,389                             843,733
         SOFTWARE DEVELOPMENT COSTS                                        0                 0                                   0
                                                                ------------------------------------------------------------------
                                                                   3,162,981         2,301,449        (1,115,616)        4,348,814
         LESS ACCUMULATED DEPRECIATION                            (1,172,871)       (1,115,616)        1,115,616        (1,172,871)
                                                                ------------------------------------------------------------------
         NET PROPERTY AND EQUIPMENT                                1,990,110         1,185,833                 0         3,175,943

OTHER ASSETS
         GOODWILL - ACT & VISIONEERING                             2,431,082                 0         2,732,869         5,163,951
         OTHER ASSETS                                                336,732            74,831            65,000           476,563
                                                                ------------------------------------------------------------------


TOTAL ASSETS                                                    $ 11,926,945      $  3,097,091      $  3,232,869      $ 18,256,905
                                                                ==================================================================

                          TOPRO INC., AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                  PURCHASE OF VISIONEERING HOLDING CORPORATION
                                  (UNAUDITED)


                                                                 TOPRO, INC.      VISIONEERING                        TOPRO, INC.
                                                                CONSOLIDATED      HOLDING CORP       PRO FORMA        CONSOLIDATED
                                                                  03/31/96          04/30/96          ADJUST           PRO FORMA
                                                                -------------------------------------------------------------------
                LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
         Line-of-credit                                         $    867,795      $    650,000                        $  1,517,795
         Current portion of long-term debt:
              Related parties                                         80,000           100,000                             180,000
              Financial institutions and other                       406,140           582,934                             989,074
              Bridge loans                                            62,500                 0                              62,500
         Accounts payable                                          3,311,835         1,705,945          (500,000)        4,517,780
         Billings in excess of costs and estimated earnings
            on uncompleted contracts                                 555,563         1,121,915                           1,677,478
         Accrued expenses                                            831,302           863,152                           1,694,454
         Deferred gain & expense                                      24,342           115,102                             139,444
                                                                ------------------------------------------------------------------
              Total current liabilities                            6,139,477         5,139,048          (500,000)       10,778,525


LONG-TERM DEBT, NET OF CURRENT PORTION:
         Renaissance                                               2,500,000                 0         1,000,000         3,500,000
         Financial institutions and other                            642,025           300,912                             942,937
                                                                ------------------------------------------------------------------
              Total long-term debt                                 3,142,025           300,912         1,000,000         4,442,937


DEFERRED GAIN
         Sale of bldg                                                 50,714                                                50,714
         Sale of DMC investment                                      297,983                                               297,983


STOCKHOLDERS' EQUITY:
         Preferred stock, par value $1.00 per share;
            authorized 10,000,000 shares, no shares issued              --                                    --                --
         Common stock, par value $.0001 per share;
            authorized 200,000,000 shares, 8,013,654 shares
            issued and outstanding 6/30/96                               604            13,683           (13,663)              624
         Additional paid-in capital                                6,886,786           164,398           225,582         7,276,766
         Accumulated deficit                                      (4,590,644)       (2,520,950)        2,520,950        (4,590,644)
                                                                ------------------------------------------------------------------
              Total stockholders' equity                           2,296,746        (2,342,869)        2,732,869         2,868,746
                                                                ------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                                          $ 11,926,945      $  3,097,091      $  3,232,869      $ 18,256,905
                                                                ==================================================================

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)

                                                                               YEAR ENDED JUNE 30, 1995
                                                     ----------------------------------------------------------------------------
                                                      TOPRO, INC.                    VISIONEERING                     TOPRO, INC.
                                                     CONSOLIDATED     ACT, INC.      CORPORATION       PRO FORMA     CONSOLIDATED
                                                       06/30/95        03/31/95        06/30/95         ADJUST         PRO FORMA
                                                     ----------------------------------------------------------------------------
REVENUES:
         Control systems integration                 $ 10,911,258    $ 10,473,483    $ 11,064,511                    $ 32,449,252
         Distributorship                                2,103,455                                                       2,103,455
                                                     ----------------------------------------------------------------------------
                                                       13,014,713      10,473,483      11,064,511                      34,552,707

COST OF SALES:
         Control systems integration                    7,778,519       7,806,241       6,952,019                      22,536,779
         Distributorship                                1,858,155                                                       1,858,155
                                                     ----------------------------------------------------------------------------
                                                        9,636,674       7,806,241       6,952,019                      24,394,934
                                                     ----------------------------------------------------------------------------

GROSS PROFIT                                            3,378,039       2,667,242       4,112,492                      10,157,773

COMMISSION INCOME                                         461,872               0                                         461,872
                                                     ----------------------------------------------------------------------------
NET REVENUE                                             3,839,911       2,667,242       4,112,492                      10,619,645

EXPENSES:
         Sales expense                                  1,012,638       1,034,909                                       2,047,547
         General and administrative expense             2,598,961       1,230,509       4,262,646                       8,092,116
                                                     ----------------------------------------------------------------------------
                                                        3,611,599       2,265,418       4,262,646                      10,139,663
                                                     ----------------------------------------------------------------------------
OTHER INCOME (EXPENSES)
         Gain (loss) on sales of assets                   157,839               0         (76,079)                         81,760
         Other (expenses) income                            2,384           3,467           7,009                          12,860
         Interest expense                                (182,586)       (353,707)        (71,372)        (99,286)       (706,951)
         Claims expense                                         0               0               0               0               0
         Goodwill amortization                                  0        (148,330)              0        (182,191)       (330,521)
                                                     ----------------------------------------------------------------------------
                                                          (22,363)       (498,570)       (140,442)       (281,477)       (942,852)

INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE INCOME TAXES                         205,949         (96,746)       (290,596)       (281,477)       (462,870)

INCOME TAX BENEFIT (PROVISION):
         Current                                                0         (28,167)         97,435                          69,268
                                                     ----------------------------------------------------------------------------
              Total income tax benefit (provision)              0         (28,167)         97,435               0          69,268

INCOME (LOSS) FROM CONTINUING
   OPERATIONS BEFORE EXTRAORDINARY
   ITEM                                              $    205,949    ($   124,913)   ($   193,161)   ($   281,477)   ($   393,602)
                                                     ============================================================================

NET INCOME (LOSS) PER SHARE:
         Continuing operations                       $       0.04                                                    ($      0.06)
                                                     ------------                                                    ------------
SHARES OUTSTANDING 6/30/96                              4,691,354       1,722,000         200,000                       6,613,354
                                                     ============================================================================

   NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)


                                                                          NINE MONTHS ENDED MARCH 31, 1996
                                                    -------------------------------------------------------------------------------
                                                    TOPRO, INC.      ACT, INC.      VISIONEERING                     TOPRO, INC.
                                                    CONSOLIDATED      6 MONTHS      HOLDING CORP     PRO FORMA      CONSOLIDATED
                                                      3/31/96         12/31/95        03/31/96         ADJUST         PRO FORMA
                                                    -------------------------------------------------------------------------------
REVENUES:
         Control systems integration                 $ 11,235,777    $  2,605,129    $  7,167,891                    $ 21,008,797
                                                     ----------------------------------------------------------------------------
                                                       11,235,777       2,605,129       7.167,891                      21,008,797
COST OF SALES:
         Control systems integration                    8,552,439       2,228,112       4,625,732                      15,406,283
                                                     ----------------------------------------------------------------------------
                                                        8,552,439       2,228,112       4,625,732                      15,406,283
                                                     ----------------------------------------------------------------------------

GROSS PROFIT                                            2,683,338         377,017       2,542,159                       5,602,514

EXPENSES:
         Sales expense                                    680,477         498,541               0                       1,179,018
         General and administrative expense             2,135,293         582,220       4,592,927                       7,310,440
                                                     ----------------------------------------------------------------------------
                                                        2,815,770       1,080,761       4,592,927                       8,489,458

INCOME (LOSS) FROM SYSTEMS INTEGRATION                   (132,432)       (703,744)     (2,050,768)                     (2,886,944)

INCOME (LOSS) FROM DISCONTINUED
OPERATIONS - TECH SALES                                  (483,449)              0               0                        (483,449)

OTHER INCOME (EXPENSE)
         Gain on sale of assets                            85,345          10,436               0                          95,781
         Other (expense) income                            52,547              73          (6,583)                         46,037
         Interest expense                                (147,646)       (172,057)       (104,573)        (74,464)       (498,740)
         Claims expense                                         0               0               0                               0
         Goodwill amortization                                  0         (74,165)              0        (136,643)       (210,808)
                                                     ----------------------------------------------------------------------------
                                                           (9,754)       (235,713)       (111,156)       (211,108)       (567,731)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                      (625,635)       (939,457)     (2,161,924)       (211,108)     (3,938,124)

INCOME TAX BENEFIT (PROVISION):
         Current                                                0          (7,831)         69,315                          61,484
                                                     ----------------------------------------------------------------------------
              Total income tax benefit (provision)              0          (7,831)         69,315                          61,484

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE EXTRAORDINARY ITEM                                (625,635)       (947,288)     (2,092,609)       (211,108)     (3,876,640)
                                                     ============================================================================

NET INCOME (LOSS) PER SHARE:
         Continuing operations                       ($      0.10)                                                   ($      0.59)
SHARES OUTSTANDING 6/30/96                              6,413,354                         200,000                       6,613,354
                                                     ============================================================================

     NOT REPORTED AS A WEIGHTED AVERAGE PER GAAP

                          TOPRO INC., AND SUBSIDIARIES
                                  ASSUMPTIONS
                      PURCHASE OF VISIONEERING CORPORATION
                                  (UNAUDITED)


NOTES PAYABLE
9% Convertible Debentures - Renaissance Capital                                               1,000,000
                                                                                             ----------
                                                                                              1,000,000
                                                                                             ==========
DEFERRED NOTE COSTS
9% Convertible Debentures - closing costs                                                        65,000

INCOME STATEMENT ADJUSTMENTS - 3/31/96
Goodwill amortization                                                                           136,643
Interest expense
     9% Convertible Debentures - Renaissance Capital                                             67,500
     Deferred note costs                                                                          6,964

INCOME STATEMENT ADJUSTMENTS - 06/30/95
     Goodwill amortization - yearly                        15 Years                             182,191
Interest Expense
     9% Convertible Debentures - Renaissance Capital                                             90,000
     Deferred note costs                                                                          9,286

STOCK EXCHANGED & GOODWILL
     Assets                                                                                   3,230,079
     Liability                                                                               (5,572,948)
                                                                                             ----------
         Net assets purchased                                                                (2,342,869)
     Total Shares                                           200,000              1.50           300,000
     Options issued                                                                              90,000
                                                                                             ----------
         Total goodwill 03/31/96                                                              2,732,869
                                                                                             ==========

EQUITY
Common stock, par value $.0001 per share;
     Visioneering Corporation common stock                                                      (13,683)
     Visioneering Corporation shares issued                 200,000            0.0001                20
                                                                                             ----------
                                                                                                (13,663)
                                                                                             ==========

Additional paid-in capital
     Visioneering Corporation additional paid in capital                                       (164,398)
     Visioneering Corporation shares issued                 200,000                             299,980
         Visioneering Corporation options issued                                                 90,000
                                                                                             ----------
                                                                                                225,582
                                                                                             ==========

Accumulated deficit
     Visioneering Corporation accum deficit                                                   2,520,950
                                                                                             ==========

USE OF PROCEEDS
Working capital                                                                                (435,000)
Fees Bathgate/McColley - Renaissance                                             3.5%           (35,000)
Fees Renaissance                                                                 3.0%           (30,000)
                                                                                             ----------
                                                                                               (500,000)
                                                                                             ==========


                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                    PAGE
                                                                                                                    ----
INDEPENDENT AUDITOR'S REPORT - HEIN + ASSOCIATES LLP..............................................................   F-2

INDEPENDENT AUDITOR'S REPORT - MCGLADREY & PULLEN, LLP............................................................   F-3

CONSOLIDATED BALANCE SHEETs - December 31, 1995 and April 0,30, 1996 (Unaudited)..................................   F-4

CONSOLIDATED STATEMENTS OF OPERATIONS - For the Years Ended December 31, 1995 and 1994
         and for the Four Months Ended April 30, 1995 and 1996 (Unaudited)........................................   F-5

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - For the Years Ended
         December 31, 1995 and 1994 and for the Four Months Ended April 30, 1996 (Unaudited)......................   F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS - For the Years Ended December 31, 1995 and 1994 and
         for the Four Months Ended April 30, 1996 and 1995 (Unaudited)............................................   F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS........................................................................   F-9

                          INDEPENDENT AUDITOR'S REPORT


The Stockholders and Boards of Directors
Visioneering Holding Corporation
Cypress, California


We have audited the accompanying consolidated balance sheet of Visioneering Holding Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Visioneering Holding Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's loss from operations, and their working capital and net capital deficiencies raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP



Orange, California
July 30, 1996

                          INDEPENDENT AUDITOR'S REPORT




The Stockholders and Board of Directors
Vision Engineering Corp.
Cypress, California



We have audited the accompanying statements of operations, stockholders' equity (deficit), and cash flows of Vision Engineering Corp. for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the results of operations and cash flows of Vision Engineering Corp. for the year ended December 31, 1994, in conformity with generally accepted accounting principles.





/s/ MCGLADREY & PULLEN, LLP
Certified Public Accountants


Anaheim, California
September 22, 1995

                        VISIONEERING HOLDING CORPORATION

                          CONSOLIDATED BALANCE SHEETS


                                                                                       APRIL 30,    DECEMBER 31,
                                                                                        1996           1995
                                                                                     -----------    -----------
                                                                                     (Unaudited)
                                                        ASSETS
CURRENT ASSETS:
      Cash                                                                           $    11,120    $       937
      Accounts receivable, net of allowance for doubtful accounts
            of $80,000                                                                 1,364,564      1,277,377
      Advance to employee/shareholder                                                     11,853         40,092
      Income tax receivable                                                              152,529        152,529
      Costs and estimated earnings in excess of billings
            on uncompleted contracts                                                     283,587        289,729
      Prepaid expenses                                                                    12,774         36,647
                                                                                     -----------    -----------
                 Total current assets                                                  1,836,427      1,797,311

PROPERTY AND EQUIPMENT, net                                                            1,185,833      1,259,254

OTHER ASSETS                                                                              74,831         60,995
                                                                                     -----------    -----------

TOTAL ASSETS                                                                         $ 3,097,091    $ 3,117,560
                                                                                     ===========    ===========




                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
      Line-of-credit                                                                 $   650,000    $   550,000
      Current portion of long-term debt:
            Related parties                                                              100,000         70,000
            Financial institutions and other                                             534,267        464,985
      Current portion of capital lease obligation                                         48,667         44,733
      Accounts payable                                                                 1,705,945      1,108,789
      Billings in excess of costs and estimated earnings on
            uncompleted contracts                                                      1,121,915        743,011
      Accrued liabilities                                                                978,254        797,142
                                                                                     -----------    -----------
                 Total current liabilities                                             5,139,048      3,778,660
                                                                                     -----------    -----------

LONG-TERM DEBT, net of current portion:
      Related parties                                                                         --             --
      Financial institutions and other                                                   178,372        111,417
                                                                                     -----------    -----------
                 Total long-term debt                                                    178,372        111,417
                                                                                     -----------    -----------

CAPITAL LEASE OBLIGATION, less current portion                                           122,540        141,385
                                                                                     -----------    -----------
                 Total liabilities                                                     5,439,960      4,031,462
                                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' EQUITY (DEFICIT):
      Common stock                                                                        13,683         13,683
      Additional paid-in capital                                                         164,398        164,398
      Retained earnings                                                               (2,520,950)    (1,091,983)
                                                                                     -----------    -----------
                 Total stockholders' equity (deficit)                                 (2,342,869)      (913,902)
                                                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 $ 3,097,091    $ 3,117,560
                                                                                     ===========    ===========



             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

               VISIONEERING HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                               FOR THE FOUR
                                               MONTHS ENDED               FOR THE YEARS ENDED
                                                 APRIL 30,                    DECEMBER 31,
                                      ----------------------------    ----------------------------
                                          1996            1995             1995           1994
                                      ------------    ------------    ------------    ------------
                                                           (Unaudited)                  (Note 1)
REVENUES                              $  3,205,919    $  3,788,574    $  9,515,377    $ 10,768,845

COST OF SALES                            2,597,302       2,424,986       5,776,424       6,243,328
                                      ------------    ------------    ------------    ------------

GROSS PROFIT                               608,617       1,363,588       3,738,953       4,525,517

GENERAL AND ADMINISTRATIVE               1,975,287       1,518,995       5,243,976       3,895,447
                                      ------------    ------------    ------------    ------------
  EXPENSE

OPERATING INCOME (LOSS)                 (1,366,670)       (155,407)     (1,505,023)        630,070
                                      ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE):
      Gain (loss) on sale of assets           --              --           (12,159)        (76,079)
      Interest expense                     (62,295)        (49,270)       (135,782)        (71,372)
      Other                                   --              --           (12,599)          2,052
                                      ------------    ------------    ------------    ------------
            Total other expenses           (62,295)        (49,270)       (160,540)       (145,399)
                                      ------------    ------------    ------------    ------------

INCOME (LOSS) BEFORE INCOME             (1,428,965)       (204,677)     (1,665,563)        484,671
  TAXES

INCOME TAX (BENEFIT) PROVISION:
      Current                                 --              --          (105,000)        124,116
      Deferred                                --              --           (60,000)         63,000
                                      ------------    ------------    ------------    ------------

NET INCOME (LOSS)                     $ (1,428,965)   $   (204,677)   $ (1,500,563)   $    297,555
                                      ============    ============    ============    ============



             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        VISIONEERING HOLDING CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
            AND FOR THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)


                                                                                  COMMON         COMMON        ADDITIONAL
                                                                                  STOCK         STOCK TO        PAID-IN
                                                                                  AMOUNT        BE ISSUED       CAPITAL
                                                                               -----------    -------------   -----------
BALANCES, January 1, 1994                                                      $    10,896    $     134,000   $      --

      Net Income                                                                      --               --            --
                                                                               -----------    -------------   -----------

BALANCES, December 31, 1994                                                         10,896          134,000          --

      Shares issued for incorporation of Vision Fabrication                          1,000             --           1,000
      Shares issued to employees for compensation                                    2,031             --          82,530
      Shares repurchased upon settlement of stockholder                               (244)        (134,000)         --
            lawsuit
      Contribution of capital                                                         --               --          80,868
      Net loss                                                                        --               --            --
                                                                               -----------    -------------   -----------

BALANCES, December 31, 1995                                                         13,683             --         164,398

      Net loss                                                                        --               --            --
                                                                               -----------    -------------   -----------

BALANCES, April 30, 1996 (Unaudited)                                           $    13,683    $        --     $   164,398
                                                                               ===========    =============   ===========


                                                                                RETAINED        TOTAL
                                                                                EARNINGS     STOCKHOLDERS
                                                                                (DEFICIT)   EQUITY (DEFICIT)
                                                                               -----------  ----------------
BALANCES, January 1, 1994                                                      $   111,025    $   255,921

      Net Income                                                                   297,555        297,555
                                                                               -----------    -----------

BALANCES, December 31, 1994                                                        408,580        553,476

      Shares issued for incorporation of Vision Fabrication                           --            2,000
      Shares issued to employees for compensation                                     --           84,561
      Shares repurchased upon settlement of stockholder                               --         (134,244)
            lawsuit
      Contribution of capital                                                         --           80,868
      Net loss                                                                  (1,500,563)    (1,500,563)
                                                                               -----------    -----------

BALANCES, December 31, 1995                                                     (1,091,983)      (913,902)

      Net loss                                                                  (1,428,965)    (1,428,965)
                                                                               -----------    -----------

BALANCES, April 30, 1996 (Unaudited)                                           $(2,520,948)   $(2,342,867)
                                                                               ===========    ===========



             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        VISIONEERING HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FOR THE FOUR                   FOR THE YEARS
                                                                       MONTHS                          ENDED
                                                                   ENDED APRIL 30,                 DECEMBER 31,
                                                             --------------------------    --------------------------
                                                                1996           1995           1995            1994
                                                             -----------    -----------    -----------    -----------
                                                                     (Unaudited)                            (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss) from operations                        $(1,428,965)   $  (204,677)   $(1,500,563)   $   297,555
    Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
         Depreciation                                            127,540        102,491        305,701        225,448
         Allowance for doubtful accounts                            --             --          (85,000)       122,452
         Loss on disposal of leasehold improvements                 --             --           12,159         73,573
         Deferred income taxes                                      --             --          (60,000)        63,000
         Common stock issued to employees for services              --             --           84,561           --
         Changes in assets and liabilities:
           (Increase) decrease in:
              Accounts receivable                               (220,175)       (53,105)       716,535       (867,942)
              Advance to employee/shareholder                     28,239        (45,360)       (16,852)          --
              Income tax receivable                                 --             --         (152,529)          --
              Costs and estimated earnings in excess of            6,142        569,640        667,473       (453,860)
                 billings
              Prepaid expenses                                    23,873          1,632        (33,463)        46,360
              Other assets                                       (13,836)       (14,332)       (22,732)          --
           Increase (decrease) in:
              Accounts payable                                   730,144        129,639       (118,435)       659,605
              Billings in excess of costs and estimated           26,658       (607,096)      (233,019)      (109,032)
                 earnings
              Accrued liabilities                                533,358        484,631        253,750        455,392
                                                             -----------    -----------    -----------    -----------
      Net cash provided by (used in) operating activities       (187,022)       363,463       (182,414)       512,551
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
    Purchase of property and equipment                           (54,119)      (179,788)      (164,897)      (972,529)
                                                             -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings:
      Related parties                                             30,000         30,000         50,000           --
      Financial institutions and other                           582,377           --          527,556      1,668,260
    Principal payments on borrowings                            (361,051)      (146,411)      (134,304)    (1,221,820)
    Principal payments on capital leases                            --             --          (45,076)          --
    Proceeds from issuance of Vision Fabrication stock              --             --            2,000           --
    Contribution of capital                                         --             --           80,868           --
    Payment for redemption of common stock                          --             --         (134,244)          --
                                                             -----------    -----------    -----------    -----------
      Net cash provided by financing activities                  251,326       (116,411)        46,800        446,440
                                                             -----------    -----------    -----------    -----------

INCREASE (DECREASE) IN CASH                                       10,185         67,264           (511)       (13,538)

CASH, at beginning of period                                         937          1,448          1,448         14,986
                                                             -----------    -----------    -----------    -----------

CASH, at end of period                                       $    11,122    $    68,712    $       937    $     1,448
                                                             ===========    ===========    ===========    ===========

             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        VISIONEERING HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              FOR THE YEARS
                                                                  ENDED
                                                               DECEMBER 31,
                                                           -------------------
                                                             1995       1994
                                                           --------   --------
                                                                      (Note 1)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash payments for:
      Interest                                             $133,463   $ 71,372

                                                           ========   ========
      Income taxes                                         $136,114   $ 59,016
                                                           ========   ========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    Common stock issued to employees for services          $ 84,561   $      -
    Capital lease obligations assumed in connection with   $231,194   $      -
      the acquisition of equipment
    Note payable assumed by former director                  20,164   $      -
    Common stock retired in settlement of shareholder      $    244   $      -
      lawsuit






             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



1.   ORGANIZATION AND BUSINESS:

     Organizational Structure and Basis of Presentation - Vision Engineering Corp. (VEC), was incorporated in September 1985 to provide process control and factory automation services to the food and pharmaceutical industry. The financial statements for 1994 include only the accounts and operations of VEC. In April 1995, the Fabrication Division of VEC was incorporated as a new company, Vision Fabrication, Inc. (VFI). Certain fabricating assets from VEC were transferred to VFI in May of 1995. In March 1996, Visioneering Holding Corporation (Visioneering) was formed. In April 1996, Visioneering acquired 100% of the common stock of VEC and VFI. Because all of the companies have common ownership and management, the acquisition was accounted for as a reorganization of entities under common control. Collectively, Visioneering, VEC and VFI are hereafter referred to as "the Company." All significant related company transactions and accounts have been eliminated.

     The Company is organized with central headquarters in Cypress, California. In addition to its fabrication facilities in Cypress, the Company operates four branch offices in Sacramento, CA; Phoenix, AZ; Chicago, IL; and Atlanta. GA. Visioneering also has two sales offices in Boston, MA and San Juan, Puerto Rico.

     Nature of business - The Company operates as a single source systems integrator with focused specialties in process control and factory automation. The Company primarily sells its products to its customers throughout the United States with a minor amount of sales internationally. Credit is extended to customers on an unsecured basis based on credit analysis performed by the Company.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Cash and Cash Equivalents - The Company considers all highly liquid monetary instruments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash in bank deposit accounts which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and equivalents.

     Property, Equipment and Leasehold Improvements - Depreciation of property, equipment and leasehold improvements is provided utilizing the straight-line method over the following estimated useful lives:

                                                   Years
                                                   -----
          Furniture & Equipment                    5-10
          Vehicles                                 3-5
          Leasehold Improvements                   3-7

     Major renewals and betterments are capitalized while expenditures for maintenance and repairs are charged to expense as incurred.

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



     Income Recognition - The Company follows the percentage of completion method of accounting for all significant long-term contracts. The percentage of completion method of reporting income from contracts takes into account the cost, estimated earnings, and revenue to date on contracts not yet completed.

     The amount of revenue recognized is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of cost to complete. Contract costs included all labor and benefits, material unique to or installed in the project, subcontract costs, and allocations of indirect construction cost. Selling, general and administrative costs are charged to expenses as incurred.

     As long-term contracts extend over one or more years, revisions in estimates of costs and earnings during the course of the work are reflected in the accounting period in which the facts which require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Contracts which are substantially complete are considered closed for financial statement purposes. Revenue earned on contracts in progress in excess of billings is classified as a current assets. Amounts billed in excess of revenue earned are classified as a current liability.

     Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and other reported amounts of revenues and expenses during the reporting period.
     Actual results could differ from those estimates.

     Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     Common Stock Issued For Services - The common stock issued for services is valued at their fair value.

     Impact of Recently Issued Standards - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. The

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



     Company currently does not intend to adopt the fair value accounting prescribed by FAS 123, and will be subject only to the disclosure requirements prescribed by FAS 123. However, the Company intends to continue its analysis of FAS 123 and may elect to adopt its provisions in the future.

     Accrued Warranty Costs - Estimated warranty costs are provided for at the time of sale of the warranted product. The Company generally extends warranty coverage for one year from the time of sale.

     Concentrations of Credit Risk - Credit Risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below.

     Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, long-term debt, and other debt, approximates the carrying value in the consolidated financial statements at December 31, 1995.

     Unaudited Information - The consolidated balance sheet as of April 30, 1996 and the consolidated statements of operations for the four months ended April 30, 1996 and 1995 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the consolidated financial position of the Company as of April 30, 1996 and the results of opera tions for the four months ended April 30, 1996 and 1995.

     The results of operations for the interim periods presented are not necessarily indicative of those to be expected for the year.

     Reclassifications - Certain reclassifications have been made to the prior years' financial statements to conform to the current year's presentation. Such reclassifications had no effect on net income (loss).


3.   BASIS OF PRESENTATION:

     As shown in the accompanying financial statements, the Company incurred a net loss for 1995 of $1,500,563, and at December 31, 1995 had a $1,981,349
     deficit in working capital and a $913,902 deficit in stockholders equity.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



     Management believes that 1995 was a building year and that they have put into place an infrastructure, including personnel, to achieve future profitable operations. Additionally, subsequent to December 31, 1995 the Company was acquired by Topro, Inc. another systems integrator. No assurance, however, can be given, that these actions will return the Company to profitability. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


4.   ACCOUNTS RECEIVABLE:

     The following information summarizes accounts receivable:

                                                   DECEMBER 31,
                                                       1995
                                                   ------------
Contract receivables:
     Completed contracts                            $  178,938
     Uncompleted contracts                           1,178,439
                                                    ----------
                                                     1,357,377
Less allowance for doubtful accounts                    80,000
                                                    ----------


                                                    $1,277,377
                                                    ==========


     The Company's contracts generally require certain benchmarks to be achieved before amounts under the contract can be billed. On fabrication work within the contract, the Company generally can invoice the customer at order reception, prior to commencing work and, finally upon shipment.


5.   CONTRACTS IN PROGRESS:

     The following information is applicable to uncompleted contracts:

                                            APRIL 30,    DECEMBER 31,
                                             1996            1995
                                          -----------    -----------
Costs incurred on uncompleted contracts   $ 8,702,180    $ 3,504,347
Estimated earnings (loss)                    (234,471)     2,851,837
                                          -----------    -----------
                                            8,467,709      6,356,184

Less billings to date                       9,306,037      6,809,466
                                          -----------    -----------


                                          $  (838,328)   $  (453,282)
                                          ===========    ===========

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


      These amounts are included in accompanying balance sheet under the following captions:

                                                         APRIL 30,  DECEMBER 31,
                                                           1996         1995
                                                       -----------  -----------
Costs and estimated earnings in excess of billings on
   uncompleted contracts                               $   283,587  $   289,729

Billings in excess of costs and estimated earnings on
   uncompleted contracts                                (1,121,915)     743,011
                                                       -----------  -----------

                                                       $  (838,328) $  (453,282)
                                                       ===========  ===========

6.   EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

     Equipment and leasehold improvements consist of the following at:

                                                 DECEMBER 31,
                                                    1995
                                                 ----------
Furniture and fixtures                           $  903,400
Equipment                                           865,012
Leasehold improvements                              435,389
Vehicles                                             43,529
                                                 ----------
                                                  2,247,330
Less accumulated depreciation and amortization      988,076
                                                 ----------
                                                 $1,259,254
                                                 ==========

7.   LINE-OF-CREDIT AND LONG-TERM DEBT:

     Line-of-Credit - The Company has a $650,000 line-of-credit pursuant to a loan agreement with a financial institution, secured by a UCC-1 filing on substantially all assets of the Company. The terms include variable interest at the bank's prime rate (9.5% at December 31, 1995) plus 2%. The outstanding principal balance under the line-of-credit amounted to $550,000 as of December 31, 1995. The line originally expired April 4, 1996 and require monthly payment of interest only. The line-of-credit subsequently was extended to December 3, 1996 and requires principal reductions of $50,000 upon extension, $50,000 on July 15, 1996, and monthly principal reductions of $16,667 commencing June 30, 1996.

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



     Long-Term Debt - Long-term debt payable to related parties consists of the following:

                                                                                   DECEMBER 31,
                                                                                   -----------
                                                                                      1995
                                                                                   -----------
Note payable to the majority stockholders of the Company payable upon demand
with interest at 8%                                                                 $50,000

Note payable to the parents of the majority stockholders of the Company, interest
only at 10% payable quarterly                                                        20,000
                                                                                    -------

                                                                                    $70,000
                                                                                    =======

     Long-term debt payable to financial institutions and other consist of the following:

                                                                                   DECEMBER 31,
                                                                                      1995
                                                                                   -----------
Term loan payable to a bank, with a variable interest rate at prime (9.5%
December 31, 1995) plus 2%, collateralized by equipment and leasehold improvements, due on demand or if no demand, payable in monthly installments
of $7,000 plus interest through April 1998                                          $ 195,417

Term loan payable to a bank, with a variable interest adjusted quarterly based on prime (9.5% at December 31, 1996) plus 2.75%, collateralized by a second security interest on substantially all assets of the Company, 85% guaranteed by
SBA and personally guaranteed by the two majority shareholders of the
Company, which personal guarantee is collateralized by a third trust deed on the shareholders' residence, payable in monthly principal and interest payments of
$6,696, adjusted quarterly through September 2002.  The agreement prohibits the payment of dividends, acquisition of the Company's stock, bonus compensation to any officer of the Company, and purchase of fixed assets over $25,000 annually, without prior written approval of the bank.  The Company was not in compliance with the covenants at December 31, 1995 and through the date of the independent auditor's report.  Therefore, the entire outstanding loan balance has
been classified as a current liability at December 31, 1995                           344,930

Other notes payable, with interest of 9.5% with  aggregate monthly payments of approximately $6,300, and with maturities from June 1, 1996 to December 1,
1996                                                                                   36,055
                                                                                    ---------

                                                                                      576,402
Less current maturities                                                              (464,985)

                                                                                    $ 111,417
                                                                                    =========

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



     The principal payments on all notes payable and long-term debt as of December 31, 1995 are as follows:

                                    RELATED
                      YEAR          PARTIES            OTHER             TOTAL
                      ----          --------          --------          --------
                      1996          $ 70,000          $464,985          $534,985
                      1997              --              84,000            84,000
                      1998              --              27,417            27,417
                                    --------          --------          --------

                                    $ 70,000          $576,402          $646,402
                                    ========          ========          ========


8.   INCOME TAXES:

     The actual income tax expense (benefit) differs from the "expected" tax expense (benefit) computed by applying the U.S. federal corporate income tax rate of 34% for each period as follows:

                                                   For Years Ended December 31,
                                            ------------------------------------------
                                                     1995                 1994
                                            ---------------------  -------------------
                                              Amount      Percent   Amount      Percent
                                            ---------     -------  ---------    -------
Computed "expected" tax expense (benefit)   $(566,291)     (34.0)% $ 164,788      34.0%
Refundable Credits                           (136,000)      (8.1)         --        --
Nondeductible expense                          21,875        1.3      22,328       4.6
Effect of valuation allowance                 453,474       27.2          --        --
Other                                          34,942        2.1          --        --
Effect of Internal Revenue                     27,000        1.6          --        --
                                            ---------       ----   ---------      ----
  Service examination

                                            $(165,000)      (9.9)% $ 187,116      38.6%
                                            =========       ====   =========      ====

     Deferred tax assets (liabilities) as of December 31, 1995 and 1994 are comprised of the following:

                                                                       DECEMBER 31,
                                                               --------------------------
                                                                   1995            1994
                                                               -----------    -----------
Deferred tax assets (liabilities):
     Trade receivables                                         $  (384,000)   $  (783,000)
     Costs and earnings in excess of billings on uncompleted       (76,000)      (392,000)
           contracts
     Other                                                            --           (1,000)
                                                               -----------    -----------
           Total deferred liabilities                             (460,000)    (1,176,000)
                                                               -----------    -----------

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


                                                                 DECEMBER 31,
                                                          --------------------------
Deferred tax assets:
     Accounts payable                                         328,000        503,000
     Billings in excess of costs and estimated earnings       163,000        400,000
     Accrued expenses                                         326,000        213,000
     Net operating loss carryforward                           97,000           --
                                                          -----------    -----------
           Total deferred assets                              914,000           --

Valuation allowance for deferred tax assets                  (454,000)          --
                                                          -----------    -----------
                                                              460,000      1,116,000
                                                          -----------    -----------

Net deferred tax asset (liability)                        $         -    $   (60,000)
                                                          ===========    ===========

     As of December 31, 1995, the Company has available net operating loss carryforwards for income tax purposes of approximately $534,000, which expire in various years through 2010. These net operating losses may be subject to annual limitations imposes by Internal Revenue Code due to a change in control of the Company as discussed in Note 13.


9.   STOCKHOLDERS' EQUITY (DEFICIT):

     Visioneering Holding Corporation is a California Corporation formed in March 1996, with only one class of stock authorized, that being common stock. Visioneering has 10,000,000 shares of no par value common stock authorized, of which 1,000 shares were issued in April 1996 in the acquisition of VEC and VFI, and are outstanding at April 30, 1996.

     Vision Engineering Corp. is a California Corporation which has only one class of stock authorized, that being common stock. Vision Engineering has 75,000 shares of no par value common stock authorized, and at December 31, 1995 had 12,683 shares issued and outstanding.

     Vision Fabrication, Inc. is a California Corporation which has only one class of stock authorized, that being common stock. Vision Fabrication, Inc. has 100,000 shares of no par value common stock authorized, and at December 31, 1995 had 1,000 shares issued and outstanding.

     During the year ended December 31, 1995, the Company issued 2,031 shares of stock of Vision Engineering Corp. to five employees for services rendered. The stock was valued at the net book value of Vision Engineering Corp. on July 31, 1995.

     As a settlement of a lawsuit with a former employee, the Company repurchased 244 shares of Vision Engineering Corp. stock back in exchange for $134,244.

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)



10.        BENEFIT PLANS:

     The Company has a profit-sharing plan that covers all full-time employees with 3 months of service who elect to enter the plan. At the option of the Board of Directors, an amount, not to exceed the allowable under the Internal Revenue Code of 1984, as amended, may be contributed to the plan. The Board did not approve a contribution for the year ended December 31, 1994. During 1995 the Company accrued a contribution of approximately $113,000.


11.        COMMITMENTS AND CONTINGENCIES:

     The Company leases equipment under leases which are classified as capital leases. The following is an analysis of leased equipment under capital leases at:

                                                        December 31,
                                                            1995
                                                        ------------
          Equipment                                      $ 231,194
          Accumulated amortization                         (17,677)
                                                         ---------
                                                         $ 213,517
                                                         =========

     Amortization on equipment under capital leases charged to expense in 1995 and 1994 was $17,677 and $0, respectively.

     The following is a schedule of future minimum lease payments for all leases:

                                                               CAPITAL          OPERATING
                YEAR ENDED DECEMBER 31,                        LEASES            LEASES
                                                              --------         ----------
     1996                                                     $ 75,566         $  312,239
     1997                                                       66,164            297,634
     1998                                                       56,638            258,199
     1999                                                       38,840            228,990
     2000                                                       26,499            237,516
     Thereafter                                                      -            138,551
                                                              --------         ----------
     Total minimum lease payments                              263,707         $1,473,129
                                                                               ==========

     Less amount representing interest                         (77,589)
                                                              --------
     Present value of minimum lease payments                   186,118
     Less current portion                                      (44,733)
                                                              --------

                                                              $141,385
                                                              ========

                        VISIONEERING HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION FOR PERIODS SUBSEQUENT TO DECEMBER 31, 1995 IS UNAUDITED)


     Rent expense for the years ended December 31, 1995 and 1994 was approximately $548,267 and $312,673 respectively.

     The Company is contingently liability for a loan on which a majority shareholder and former director is making payments. At December 31, 1995 the balance on the loan is approximately $21,000.


12.  CONCENTRATION OF CREDIT RISK:

     The Company operates in one industry segment and a geographic concentration exists because the Company's customers are generally located in the United States. During the year ended December 31, 1995, two individual customers each accounted for more than 10% of total revenue. One customer accounted for 18.5% of total revenue and the other for 13.1% of total revenue. Financial instruments that subject the Company to credit risk consist principally of accounts receivable, other receivables and costs and estimated earnings in excess of billings on uncompleted contracts.

     At December 31, 1995, such accounts totaled $1,687,198 and the Company has provided an allowance for doubtful accounts against accounts receivable only of $80,000. The Company performs periodic credit evaluations on its customers' financial condition and believes that the allowance for doubtful accounts is adequate.


13.  SUBSEQUENT EVENT:

     On May 17, 1996 Visioneering was acquired by Topro Inc. by them agreeing to issue up to a maximum of 1,600,000 restricted shares of its common stock.